UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 3, 2005
ACORN HOLDING CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
FILE NUMBER 0-11454
(Commission File Number)

DELAWARE	59-2332857
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification)
2629 York Avenue
Minden, LA 71055
(Address of Principal Executive Offices)
(318) 382-4574
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Certificate of Incorporation of Valentec Systems, Inc.
Bylaws of Valentec Systems, Inc.
Award/Contract DAAA09-03-C-0029
Amendment of Solicitation/Modification of Contract No. DAAA09-03-C-0029
Contract No. KESHET 002
Ammunition Multi Year Program - Contact No. 1003
Award/Contract No. W52P1J-05-C-0015
Award/Contract No. W52P1J-050C-0024
Amendment of Solicitation/Modification of Contract No. W52P1J-05-C-0024
Award/Contract No. W52P1J-04-C-0103
Amendment of Solicitation/Modification of Contract No. W52P1J-04-C-0103
Instrument of Assignment
Promissory Note
Facility Use Agreement
Professional Services, Independent Contractor Agreement
Employment Agreement
Financial Statements
Pro Forma Financial Statements

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On August 3, 2005, Acorn Holding Corp. (“Acorn,” “we” or the “Company”) completed the final closing condition of a Stock Purchase and Share Exchange Agreement, dated May 27, 2005 (the “Agreement”). Pursuant to the Agreement, the Company acquired 100% of the outstanding capital stock of Valentec Systems, Inc. (“Valentec”) in exchange for the issuance of 5,423,130 shares of common stock of the Company. The 5,423,130 shares were issued to the two prior shareholders of Valentec on June 6, 2005, in anticipation of the closing. More details on the June 6, 2005 share issuance are available in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2005.
     This Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2005 to include the requirements of Item 9.01(a) Financial Statements of Business Acquired, Item 9.01(b) Pro Forma Financial Information and certain additional information about Valentec.
ITEM 8.01 OTHER EVENTS
INTRODUCTION
     Acorn was incorporated under the laws of the State of Delaware on September 8, 1983. In fiscal year 2002, Acorn operated as a holding company with one wholly owned subsidiary, Recticon Enterprises, Inc. (“Reticon”), and its principal business was the derivation of earnings from the operation of Recticon. Recticon manufactured two, three, four, five and six-inch monocrystalline silicon wafers, which were used by university research departments and microelectronic manufacturers. On June 23, 2003, the Company announced that Recticon had been advised by Reticon’s principal customer that the demand for Reticon’s products would not increase and there would be a sharp erosion in the price for such products going forward. The Board of Directors of Recticon and the Company determined that, since the Company did not have the financial resources to sustain the anticipated operating losses of Recticon and to try to limit the further erosion of Reticon’s assets, the management of Recticon was authorized to liquidate the assets of Recticon. As of December 31, 2003, all Reticon assets were liquidated and the Company became a public shell and remained a public shell until its acquisition of Valentec. As a result of the acquisition, Valentec became a wholly owned subsidiary of Acorn, and the principal business of Acorn became the derivation of earnings from the operation of Valentec. Valentec was incorporated in Delaware on May 1, 1998. Valentec designs, develops, manufactures, and sells ammunition and light weapons for military use.
Valentec Systems, Inc.
     From January 1998 through January 2005, Valentec’s business involved manufacturing armaments and providing property management services to the United States Army by maintaining the Army’s Louisiana Army Ammunition Plant and recruiting new tenants. This work involved infrastructure maintenance and evaluation of environmental considerations and physical security. However, beginning in 2003, Valentec began devoting significant time and money to realign its business to focus on more profitable business segments such as Systems Management/Systems Integration, Energetic Manufacturing and Metal Parts Manufacturing.
     Valentec’s current business pursuits are categorized into 3 major segments: Systems Management / System Integration, Energetic Manufacturing, and Metal Parts Manufacturing
❖	Systems Management / Systems Integration
   120MM Mortar Weapon System with Electronic Fire Control — “KESHET”
     Valentec was awarded a system contract from Soltam Systems, Inc. for the production and integration of RMS6 120mm Mortar Weapon System for the Israeli Defense Forces (“IDF”) using U. S. Foreign Military Financing as described herein on page five. The mortar weapon system will be fitted with Electronic Fire Control System and will be integrated in to M1064A3 Mortar carrier as well as towed platform. Delivery of the Mortar System will begin in calendar year 2006.

     Keshet (Hebrew for bow) 120mm self propelled mortar contains state of the art Command, Control and Communication devices and offers infantry and armor commander unique enhanced operational capabilities. Improvements in inertial navigation systems further enhance the accuracy in target and weapon location and, combined with a more sophisticated laying system, it greatly increases the accuracy of mortar ammunition delivery. The 120mm mortar system offers significant advantages in firepower, area coverage, tactical mobility, flexibility and survivability.
     The program consists of Technology Transfer, Configuration Control, Procurement, Assembly, Integration and Testing of 120MM Mortar Weapon System with electronic Firing Control. A total of 82 complete integrated systems and 12 equivalent spare parts of the system will be delivered under this contract to Israeli Defense Forces for approximately $16,745,000. VSI is in discussions for future requirements for the Israeli Defense Forces.
     Valentec Systems has placed purchase orders with two forging houses and four other prime vendors for major subcomponents and numerous purchase orders with a host of smaller vendors for the parts necessary to assemble the system. Subcomponent deliveries have been timed to ensure an arrival that closely coincides with VSI’s production schedule, yet leverages quantity and bulk buys.
     VSI is also responsible for the quality of all components and the reliability of each system. To this end, VSI has tasked their vendors with a variety of tests and procedures intended to verify and validate compliance to specifications, functionality, and reliability. These tests include First Article Tests, fire control calibration tests, and function testing.
   Mortar Ammunition
     Valentec was awarded a 2-year systems integration and management contract in early 2005 from Soltam Systems to assemble and deliver mortar ammunition for the Israeli Defense Forces (“IDF”) using U. S. Foreign Military Financing as described herein on page five. The mortar ammunition will be provided in 120mm, 81mm, and 60mm rounds with a contract value of approximately $20,000,000. The 120mm and 60mm were ordered with two different explosive fillers each and the 81mm was ordered in a single configuration for a total of five different rounds. Deliveries will begin in early 2006.
     Mortars are used in the infantry or in a mechanized company against troops, light vehicles or similar targets or for incendiary and smoke spotting purposes. When a mortar round is loaded into the mortar firing system, it slides down the tube until a fixed firing pin at the bottom of the barrel ignites the ignition cartridge. The energy from the ignition cartridge ignites the propellant charge. Rapidly expanding gases from the burning propellant accelerates the round and launches it in its ballistic trajectory. The mortar is aerodynamically stabilized in flight by its fins. The fuze is armed after the projectile passes a minimum safe separation distance and, on impacting the ground, the fuze explodes the high explosive charge that shatters the shell body fragments, which are then propelled toward the target. Some mortars are designed to explode at a low height above the ground for maximum lethality.
     Valentec has placed purchase orders with 11 prime vendors for major subcomponents and numerous purchase orders with a host of smaller vendors for the parts necessary to assemble the ammunition. Subcomponent deliveries have been timed to ensure an arrival that closely coincides with VSI’s production schedule, yet leverages quantity and bulk buys.
     In addition to the procurement of necessary sub-components, VSI is also responsible for the quality of these components and, of course, the quality and reliability of each mortar. To this end, VSI has tasked their vendors with a variety of tests and procedures intended to verify and validate compliance to specifications, functionality, and reliability. These tests include First Article Tests, weight calibration and verification, and function testing.
     In support of this major production effort, additional manufacturing space was leased and equipped with unique fixtures and tooling. As 120mm, 81mm and 60mm mortar ammunition is not unique to the IDF, the facilitization accomplished by VSI for this program has positioned them well to compete successfully on future mortar ammunition contracts in domestic and overseas markets.

     In the Systems Management / Systems Integration segment, our sources and availability of raw materials present no unique challenges with the exception of obtaining M8M propellant from BMJ of Herzegovina. This requires import licensing for materials and export licenses for delivery of the complete product to Israel. Also, part of the State Department process mandates the provision of End User certificates. All of these requirements are known and actions are in process to have the conditions totally resolved. Our primary suppliers for the Systems Management / Systems Integration projects are:

➢	BMJ Belgrade, Herzegovina	M8M Propellant
➢	Accurate Energetics, McCuen, TN	Explosive Loading
➢	Medico, Wilkes-Barre, PA	Metal Parts
➢	POCAI	Metal Parts
➢	Lockheed-Martin, Scranton, PA	Metal Parts
➢	Greene Tweed, Kulpsville, PA	O-ring & Seals
➢	Ellwood National Forge, Irvine, PA	Forging
➢	Rotek, Inc., Aurora, OH	Bearings
❖	Energetic Manufacturing
     Our energetic work aspect includes various flares and simulators with multiple end uses. The flares can be used for illumination and/or signaling. The simulators are used for training purposes to simulate a battlefield environment. In the flare work, we are a member of a team that in May of 2005 was awarded a planned 5-year procurement of 40MM flares. Valentec’s part of this award is to produce 40MM, M583, White Star Parachute, flares. This opportunity has a potential value of $50 million over 5 years dependent on assigned option quantities. The option year quantities are totally dependent on the annual appropriation authorized by the U. S. Congress as supported by the user (Army, Navy, Marines) community.
     There are multiple additional areas/opportunities for pursuit in the pyrotechnic arena. We are actively seeking a government systems procurement solicitation for 105MM illumination product. We have successfully manufactured several test devices, which exhibit illumination significantly greater than specification requirements and burn times that are equally remarkable.
     Energetic Manufacturing requires appropriate licensing by the Bureau of Alcohol, Tobacco, Firearms, and Explosives (BATFE) before conducting any energetic operations. All known required applications have been completed and licenses issued. Additionally, a safety site application must be presented to the Defense Contract Management Agency (DCMA) for review and approval, which is complete, and in place. Our primary suppliers are:

➢	GOEX, Inc., Minden, LA	Black Powder
➢	ATK, Radford, VA	Propellant
➢	Flexible Concepts, Elkhart, IN	Metal Component
➢	Woodlawn Manufacturing, Marshall, TX	Metal Component
➢	B & T Screw, Bristol, CT	Metal Component
➢	Spaulding Composites, Rochester, NH	Plastic Component
❖	Metal Parts Manufacturing
     The current U.S. government metal parts work consists of a contract for 50,000 units of 105MM, M14B4, Spiral Wrapped Cartridge Case (SWCC). This contract value is approximately $1.9 million with 100% options for each year, FY ’06 and FY ’07 bringing the total potential to approximately $6 million over the next 3 years. We believe there is a significant foreign interest once the success of our program is realized. Valentec has produced a large volume of these products. VSI believes this product cost is significantly less than the more traditional drawn/forged cartridge case and exhibits more insensitive munitions (IM) value than the solid cartridge cases. The use of this design (SWCC) should provide VSI an advantage for the upcoming 105MM Illumination round requirements for the U. S. Army.

     In addition, Valentec is evaluating several other metal part manufacturing opportunities, which will be procured in 2006 by U. S. Army.
     Metal parts manufacturing and more specifically the spiral wrap cartridge case has only 4 primary components, and no specialty materials. Further, there are no exceptional government approvals required. Our primary suppliers are:

➢	Vy-Comp, Shreveport, LA	Metal Components
➢	Northwest Stamping, St. Louis, MO	Metal Components
➢	Alta Max, New Orleans, LA	Packaging
Foreign Work
     Valentec’s foreign business pursuits are associated with two contracting methods, “foreign military sales” and “foreign military financing.” A description of each method follows.
➢	Foreign Military Sales
     The foreign military sales program is the government-to-government method of selling U.S. defense equipment, services, and training. The program is managed by the Defense Security Cooperation Agency within the U.S. Department of Defense. Valentec participates in the program as a known supplier to approved foreign governments through a marketing network established in the foreign countries. Department of Defense Manual 5105.38-M describes the specific details concerning the program requirements.
     The U.S. Department of Defense has launched a major effort to reform the current foreign military sales system and to ensure that this valuable program remains viable into the next millennium. This reform effort will focus on improving the foreign military sales system’s performance and adopting better business practices whenever possible. Currently, Valentec does not believe these anticipated changes would adversely affect its business. The foreign military sales program manages government-to-government purchases of weapons and other defense articles, defense services, and military training. A military buying weapons through the foreign military sales program does not deal directly with the business that manufactures the weapons, but rather, the Defense Department serves as an intermediary, usually handling procurement, logistics and delivery and often providing product support and training.
➢	Foreign Military Financing
     The foreign military financing program provides grants and loans to help foreign countries purchase U. S. produced weapons, defense equipment, defense services and military training through the foreign military sales program described above. On a much less frequent basis, foreign military financing also funds purchases made through the direct commercial sales program (described below), which oversees sales between foreign governments to private U.S. companies. Foreign military financing does not provide cash grants to other countries; it generally pays for sales of specific goods or services through foreign military or direct commercial sales.
     The State Department’s Bureau of Political-Military Affairs sets policy for the foreign military financing program, while the Defense Security Cooperation Agency, within the Defense Department, manages it on a day-to-day basis. Security assistance organizations and military personnel in U.S. embassies overseas play a key role in managing foreign military financing within recipient countries. Congress appropriates funds for foreign military sales through the yearly Foreign Operations Appropriations Act.
     Foreign military financing exists primarily to fund arms transfers, as military training is normally granted through the International military education and training program. However, foreign military financing does support some of the training activities.

The Contracting Process
     Valentec has Marketing / Sales representation at two of its largest customer locations in the United States: (1) Picatinny Arsenal in Dover, New Jersey and (2) the Joint Munitions Command in Rock Island, Illinois. These representatives keep Valentec informed as to any new business opportunities that are on the horizon that would fit into the company’s capabilities, and therefore, allows the company to conduct proposal activities prior to the actual receipt of any solicitation or request for a proposal. Typically, these solicitations or requests are of a “Best Value” evaluation criteria, meaning that the evaluation is based on many factors (not only price) such as past performance, quality assurance plans, manufacturing approach, etc. This kind of evaluation requires extensive proposal writing skills and the company often uses outside consultants who specialize in writing proposals that are responsive to all of the requirements of U.S. Government customers.
     Typically, the U.S. Government allows 60 days for contractors to respond to their solicitations or requests for proposals. They, in turn, will take anywhere from 60 days or longer to conduct their evaluations and make the ultimate contract award. Most contracts are of a 12-month duration and require a First Article Test prior to the start of production. In some cases, these contracts will have out-year options; however, the Government has no obligation to exercise these options.
     With regard to international sales, Valentec uses Valentec International Limited of the United Kingdom and Soltam Systems, Inc. of Israel to market its products and capabilities. Each of these business entities is controlled by directors of the Company. All Valentec Systems, Inc.’s international business has been through either Foreign Military Sales or direct sales to the foreign country. In either case, the customer must submit to Valentec an “End User Certificate” that states who the End User will be. That End User Certificate is submitted to the U. S. State Department along with an entire copy of the contract between Valentec and its foreign customer. For example, if Valentec has a contract with Soltam Systems, Inc. to supply both weapon systems and ammunition for mortars, and Soltam Systems, Inc. in turn, has a contract with the Israeli Defense Forces for the same product, then the Israeli Defense Forces would be the End User. Because funds for this procurement would likely involve U.S. military grant dollars to Israel, the products would have to be manufactured in the United States. Valentec would ultimately ship these products by sea to the required location. Or, if Valentec had a contract with Valentec International Limited, UK, to supply 40mm illuminating rounds of ammunition to Saudi Arabia through a direct sale; i.e., no foreign military funds, the requirements for End User Certificate would still apply before the U. S. State Department would approve the sale. The end product would be produced by Valentec Systems, Inc. and shipped directly to the foreign customer.
     Any and all foreign sales require End User Certificates and the U. S. State Department’s approval.
Customers
❖	Soltam Systems, Inc.
     Valentec has received an order from Soltam Systems, Inc. (“Soltam”) for the production and integration of the Keshet (Hebrew for bow) RMS6 120mm Mortar Weapon System for the Israeli Defense Forces. The mortar weapon system will be fitted with an Electronic Fire Control System and will be integrated in to M1064A3 Mortar carriers as well as towed platforms. Delivery of the Mortar System will begin in calendar year 2006.
     The Keshet 120mm self propelled mortar contains state of the art command, control and communication devices and offers infantry and armor commanders unique enhanced operational capabilities. Improvements in inertial navigation systems further enhance the accuracy in target and weapon location and, combined with a more sophisticated laying system, it greatly increases the accuracy of mortar ammunition delivery. The 120mm mortar system offers significant advantages in firepower, area coverage, tactical mobility, flexibility and survivability.
     The Keshet 120mm mortar is a Soltam design. The mortar weapon system will be produced at Valentec’s manufacturing facility in Minden, Louisiana. Valentec expects to complete this order in December 2006.

     The program consists of technology transfer, configuration control, procurement, assembly, integration and testing of a 120MM Mortar Weapon System with electronic Firing Control. It is anticipated that, a total of 82 complete integrated systems and 12 equivalent spare parts of the system will be delivered under this contract to Soltam Systems, Inc. which in turn will deliver them to the End User, the Israeli Defense Forces.
     In addition, Valentec was awarded a 2-year systems integration and management contract in early 2005 from Soltam Systems, Inc. to assemble and deliver mortar ammunition to Soltam Systems, Inc. for delivery to the Israeli Defense Forces. The mortar ammunition will be provided in 120mm, 81mm, and 60mm rounds. The 120mm and 60mm were ordered with two different explosive fillers each and the 81mm was ordered in a single configuration for a total of five different rounds. Valentec anticipates that deliveries will begin in late 2005 and be completed in December 2006.
❖	DSE, Inc.
   DSE, Inc., located in Tampa Florida is a significant contractor for procurement of 40mm products. DSE, Inc. has ordered 59,708 40mm, M583 products from Valentec. Valentec expects to complete the initial purchase order in May 2006. DSE, Inc. has been awarded U.S. Government Contract #W52P1J-05-O-0036. This contract pertains to the 40MM family of munitions and is projected to cover the next five years. Valentec has been named as the sub-contractor to produce the Illumination Rounds found in this contract. In the Solicitation the US Government estimated the annual requirement for Illumination Rounds would be 200,000 to 300,000 rounds per year. This would indicate substantial sales for Valentec dependent upon which option quantity the U.S. Government decides to procure.
❖	Kingdom of Saudi Arabia
   Valentec is currently fulfilling a contract received on assignment from Valentec International, Limited, UK, to provide 4,000 M583A1 40mm illuminating parachutes and 2,000 M585 40mm illuminating munitions for the Kingdom of Saudi Arabia. We anticipate completion of this purchase order in the first quarter of 2006.
❖	U.S. Government
   Valentec is currently fulfilling contracts from the U. S. Army for multiple products.

➢	50,000 – Spiral Wrap Cartridge Cases M14B4
➢	49,456 – 40MM White Star Cluster M585
➢	21,692 – 40MM Green Star Parachute M661
➢	108,768 – 40MM White Star M583
➢	134,080 – M74 Simulators
   U. S. Army can exercise option quantities under each contract with Valentec.
Employees
   Our current employees consist of the following:

•	Management	8
•	Accounting, Contracts, Materials	13
•	Quality/Technical	38
•	Manufacturing	88

	Total Employments	147
     All employees are employed full time. Valentec currently has no collective bargaining agreements with its employees and believes that it has good relation. Prior to the expiration of the facilities management agreement with the Louisiana National Guard, certain employees involved in plant security duty were members of the I.G.U.A. Local 81. With the expiration of the agreement and the resulting loss of employment, these employees filed a union membership grievance (Dec. 28, 2004) with the Company, which has been turned over to the American Arbitration Association. The company feels the claim is without merit and any ruling by the American Arbitration Association would have minimum impact on earnings
     Valentec sponsors a 401(k) retirement savings plan, which is categorized as a defined contribution plan. The plan is available to full time employees who meet the plan’s eligibility requirements.
Competition
     Valentec’s competitors range from local firms to worldwide foreign and domestic firms depending on the business segment being considered. In general our competitors are better capitalized and more experienced than Valentec. Some competitive considerations for our business segments are as follows:

Business Segment	Competition
Systems Management / Systems Integration	Mostly large businesses such as General Dynamics and Alliant Tech Systems.

Energetic Manufacturing	All U.S. based small business firms with pyrotechnic capability. Primary competitors are: PSI, Inc., Martin Electronics, and Lance Ordnance.

Metal Parts Manufacturing	Valentec is not aware of any competition for its current 105MM Spiral Wrap Cartridge Case.
Government Relations
In addition to all the federal laws regarding labor, safety and the environment, Valentec complies with all regulatory provisions that are identified in our various contracts. These provisions range from the Strom Thurmond National Defense Authorization Act, Public Law 105-261 (also known as the Buy American Act), to contracting with small disadvantaged business, to ozone depleting chemical prohibitions. In addition, Valentec is subject to regulations, which require it to discontinue operations pending root cause analysis and investigation associated with the occurrence of a critical defect. After ceasing operations, doing all the analytical work and discussing with multiple customer technical representatives, the contractor may be allowed to resume operations after implementation of all required corrective actions. Similar requirements will soon be added to all Department of Defense contract provisions; however, this requirement does not apply to Foreign Military Sales or Foreign Military Financing contracts.
Research and Development
     Valentec has no formal research & development group. Development of improved products and processes is an ongoing activity.
Compliance with Environmental Laws
     Environmental issues are no more difficult for munitions manufacturing than other energetics operations. However, to help with compliance, Valentec employs an environmental affairs coordinator to perform periodic operations audits and implement corrective actions and/or regulatory reporting, when required.

     Pursuant to a 1994 environmental class action settlement, Valentec Dayron Corporation (currently Valentec Systems) along with Boise Cascade Corporation, Dictaphone Corporation, Harris Corporation, Martin Marietta Corporation, Medalist Industries, Inc and Rockwell International, Inc (herein Members) signed the Woodco Site Custody Account Agreement, dated October 5, 1994 as amended January 28, 2005 which established the “Woodco Site Custody Account” for the purposes of disbursing funds necessary to satisfy the obligations of the Members. Valentec’s current obligation is $3,474 per year for ten years from the date of the Amendment above.
Intellectual Property / Trade Secrets
     Valentec does not possess any intellectual property rights, patents, trademarks or licenses. However, internal trade secrets are important to the production process.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
   The following discussion and analysis should be read in conjunction with our consolidated financial statements included elsewhere in this document:
Forward-Looking Statements
     This Amended Current Report on Form 8-K/A contains forward-looking information. Forward-looking information includes statements relating to future actions, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other such matters. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Amended Current Report on Form 8-K/A or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the “SEC”) by the Company. You can find many of these statements by looking for words including, for example, “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this Amended Current Report on Form 8-K/A or in documents incorporated by reference in this Amended Current Report on Form 8-K/A. Important factors that could cause or contribute to such differences include those discussed under the caption entitled “Risk Factors,” as well as those discussed elsewhere in this statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.
Plan of Operation
     As of December 31, 2003, the Company ceased its prior business operations and became a public shell and remained a public shell until its acquisition of Valentec was completed on May 27, 2005 Thus, from December 31, 2003 until May 2005, the Company had no revenues from operations. The Company plans to make investments in bids and proposal activity that, if successful, will significantly increase backlog, future sales and future profits. Valentec intends to bid on new U. S. Army systems ammunition requirements as well as new energetic and metal component requirements. Valentec also intends to make investments in automation equipment for one energetic production that may improve efficiencies and future profits. The Company is also planning to make certain strategic acquisitions that may increase backlog, sales and future profits.

     The Board of Directors of each of Valentec and Valentec International Limited (“VIL”) have agreed to negotiate toward the acquisition of VIL by Valentec for $6,000,000 pursuant to further terms to be negotiated and included in a definitive agreement between the parties. VIL is a United Kingdom chartered and registered corporation that has been in business since 1978. VIL has been a supplier of conventional ammunition and related defense products to foreign governments.
     The Company is actively seeking financing alternatives for working capital, product development, marketing, and business opportunities. In this regard, on April 28, 2005, the Company has entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, L.P., (“Cornell”) whereby it can “put” to Cornell, for cash, up to $15 million in our common stock over a two-year period of time. This equity financing should increase the Company’s chances of succeeding in its growth plans. The Company anticipates using the $15 million SEDA to support and fund expenditures for bids and proposals, capital equipment automation and acquisitions, as well as working capital growth. In order to make use of the SEDA, the Company must first increase its authorized capital and register additional shares for pubic sale. There can be no assurance that it will be able to successfully increase its authorized capital and register additional shares for public sale. Moreover, in the event the Company is able to register additional shares, there can be no guarantee that it will be able to successfully “put” shares under this Standby Equity Distribution Agreement, or at what level it will be able to “put” shares, since there are numerous conditions precedent for each “put” of shares to Cornell. Therefore, the Company continues to explore additional equity and debt financings, vendor-financing programs, letters of credit for manufacturing, leasing arrangements for its products, and equity participation for media purchases that will advertise its products. Also, the Company believes that marketing and consumer awareness is central to generating monthly revenues. The Company believes that its products may have greater appeal to foreign consumers due to quality, performance and price. Over the next 24 months, the Company expects to use the Cornell proceeds to support operations and to expand its business.
     The Company has entered into a Master Factoring Agreement with Rockland Credit Finance as an additional source of financing. A credit line of $7,500,000.00 has been established to provide additional working capital for the rapid growth the Company has experienced. The Company plans to use the additional funding for facilitization, additional equipment needed to support the increased backlog. The Company plans to pay off all other credit lines in 2006 with current revenue and cash on hand.
Off-Balance Sheet Arrangements
     The Company has no Off-Balance sheet arrangements.
Risk Factors
Risks Related to Valentec
WE MAY BE UNABLE TO SECURE NECESSARY EXPORT LICENSES, WHICH COULD ADVERSELY IMPACT OUR BUSINESS
United States law requires that Valentec obtain a government-issued export license to ship its ammunition products to other countries for each order it receives. Valentec could be forced to decline an order from a customer due to refusal of the government to issue the export license. Such refusals would be based on actual or perceived deficiencies of the recipient country’s government or other reasons. Failure to obtain an export licenses for sales to Valentec’s traditional customer base could adversely affect our operations and financial results.
WE MAY EXPERIENCE PRODUCT FAILURES, SCHEDULE DELAYS OR OTHER PROBLEMS WITH EXISTING OR NEW PRODUCTS AND SYSTEMS, ANY OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS.

We may experience product and service failures, schedule delays and other problems in connection with the manufacture or delivery of our products. In addition to any costs resulting from product warranties, contract performance, or required remedial action, these failures may result in increased costs or loss of revenues due to postponement of subsequently scheduled product and service deliveries. Performance penalties could also be imposed should we fail to meet delivery schedules or other measures of contract performance.
OUR REVENUE CONTINUES TO BE CONCENTRATED AMONG A SMALL NUMBER OF CUSTOMERS.
A significant percentage of our revenue is concentrated among a relatively small number of end-user customers. During the last five (5) calendar years, the U.S. Army, the U.S. Department of Defense, and the Government of Israel have provided the majority of our revenues, and currently we are substantially dependent on our contracts with Soltam Systems, Inc. The loss of Soltam as a customer or the loss of any other significant customer or a substantial decrease in sales to such a customer would have a material adverse effect on our revenue and operating results.
OUR SUPPLIERS COULD BE LATE IN DELIVERY OF KEY SUPPLIES, WHICH WOULD DELAY OUR PRODUCTION AND HAVE A NEGATIVE IMPACT ON OUR FINANCIAL RESULTS.
Valentec’s operations are dependent on the ability of certain suppliers to deliver supplies on a timely basis. From time to time, Valentec has experienced delays in receipt of needed supplies which has caused delays in Valentec’s production activities and which in turn has resulted in delays in recognition of revenue under the percentage of completion method of accounting.
OUR BUSINESS IS SUBJECT TO MANY FACTORS THAT COULD CAUSE OUR QUARTERLY OR ANNUAL OPERATING RESULTS TO FLUCTUATE AND OUR STOCK PRICE TO BE VOLATILE.
Our quarterly and annual operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If our quarterly or annual operating results do not meet the expectations of the investor community, the trading price of our common stock could significantly decline. Some of the factors that could affect our quarterly or annual operating results include:
➢	the timing and amount of, or cancellation or rescheduling of, orders for our products;

➢	our ability to develop, introduce, ship and support new products and product enhancements and manage product transitions, announcements, and new product introductions;

➢	our ability to achieve cost reductions;

➢	our ability to achieve and maintain production volumes and quality levels for our products;

➢	the volume of products sold and the mix of distribution channels through which they are sold;

➢	the loss of any one of our major customers or a significant reduction in orders from those customers; and

➢	increased competition, particularly from larger, better capitalized competitors.
Due to these and other factors, quarterly revenue, expenses and results of operations could vary significantly in the future, and period-to-period comparisons should not be relied upon as indications of future performance.

WE DO NOT HAVE LONG-TERM CONTRACTS WITH OUR CUSTOMERS AND OUR CUSTOMERS MAY CEASE PURCHASING OUR PRODUCTS AT ANY TIME.
We generally do not have long-term contracts with our customers. As a result, our agreements with our customers do not provide any assurance of future sales once the current contract is completed. Consequently, while we have served our principal customers for many years, our customers could cease purchasing our products without penalty.
OUR FUTURE PERFORMANCE WILL DEPEND, IN PART, ON OUR ABILITY TO MANAGE OUR BUSINESS GROWTH EFFECTIVELY, AND THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY GROW OR MANAGE SUCH GROWTH, WHICH MAY DIMINISH OUR CHANCES OF ACHIEVING PROFITABILITY.
Our future performance will depend, in part, on our ability to manage our business growth effectively. Towards that end, we will have to undertake the following tasks, among others:
➢	Effectively enhance our operating, administrative, financial, and accountings systems and controls;

➢	Establish and continuously improve coordination among our engineering, accounting, finance, marketing, and operations personnel; and

➢	Develop and continuously enhance our management information systems capabilities.
WE MAY EXPERIENCE PRODUCT FAILURES, SCHEDULE DELAYS OR OTHER PROBLEMS WITH EXISTING OR NEW PRODUCTS AND SYSTEMS, ANY OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS.
We may experience product and service failures, schedule delays and other problems in connection with the manufacture or delivery of our products. In addition to any costs resulting from product warranties, contract performance or required remedial action, these failures may result in increased costs or loss of revenues due to postponement of subsequently scheduled product and service deliveries. Performance penalties could also be imposed should we fail to meet delivery schedules or other measures of contract performance.
WE ARE NOT ABLE TO GUARANTEE THAT CONTRACT ORDERS INCLUDED IN OUR ESTIMATED BACKLOG WILL RESULT IN ACTUAL REVENUES IN ANY PARTICULAR FISCAL PERIOD OR THAT THE ACTUAL REVENUES FROM SUCH CONTRACTS WILL EQUAL OUR ESTIMATED BACKLOG.
There can be no assurance that any contracts included in our estimated backlog presented in this filing will result in actual revenues in any particular period or that the actual revenues from such contracts will equal our estimated backlog. Further, there can be no assurance that any contract included in our estimated backlog that generates revenue will be profitable.
WE ARE DEPENDENT UPON KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE AND WHOSE LOSS COULD IMPEDE OUR DEVELOPMENT.
We are highly dependent on key personnel to manage our businesses, and their knowledge of business, management skills and technical expertise would be difficult to replace. The loss of key employees could limit or delay our ability to develop new products and adapt existing products to our customers’ evolving requirements and would also result in lost sales and diversion of management resources. Because of competition for additional qualified personnel, we may not be able to recruit or retain necessary personnel, which could impede development or sales of our products. Our growth depends on our ability to attract and retain qualified, experienced employees. There is substantial competition for experienced engineering, technical, financial, sales and marketing personnel in our industry. If we are unable to retain our existing key personnel, or attract and retain additional qualified personnel, we may from time to time experience inadequate levels of staffing to develop and market our products and perform services for our customers.

OUR EMPLOYEES MAY ENGAGE IN IMPROPER ACTIVITIES WITH ADVERSE CONSEQUENCES TO OUR BUSINESS.
As with other government and other contractors, we are faced with the possibility that our employees may engage in misconduct, fraud or other improper activities that may have adverse consequences to our prospects and results of operations. Misconduct by employees could include failures to comply with U.S. federal government regulations, violation of requirements concerning the protection of classified information, improper labor and cost charging to contracts and misappropriation of government or third party property and information. The occurrence of any such employee activities could result in our suspension or debarment from contracting with the U.S. federal government, as well as the imposition of fines and penalties, which would cause material harm to our business.
Risks Related to our Industry
OUR BUSINESS COULD BE ADVERSELY IMPACTED BY REDUCTIONS OR CHANGES IN U.S. GOVERNMENT MILITARY SPENDING.
Our business is substantially dependent on U.S. Government contracts. U.S. Government contracts are dependent on the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a fiscal year basis even though contract performance may take more than one year. As a result, at the outset of a major program, the contract is usually incrementally funded, and additional monies are normally committed to the contract by the procuring agency only as Congress makes appropriations for future fiscal years. In addition, most U.S. Government contracts are subject to modification if funding is changed. Any failure by Congress to appropriate additional funds to any program in which we participate, or any contract modification as a result of funding changes, could materially delay or terminate the program. This could have a material adverse effect on our operating results, financial condition, or cash flows.
WE MAY NOT BE ABLE TO REACT TO INCREASES IN COSTS DUE TO THE NATURE OF U.S. GOVERNMENT CONTRACTS.
Our U.S. Government contracts can be categorized as either “cost-plus” or “fixed-price.”
   Cost-Plus Contracts. Cost-plus contracts are cost-plus-fixed-fee, cost-plus-incentive-fee, or cost-plus-award-fee contracts. Cost-plus-fixed-fee contracts allow us to recover our approved costs plus a fixed fee. Cost-plus-incentive-fee contracts and cost-plus-award-fee contracts allow us to recover our approved costs plus a fee that can fluctuate based on actual results as compared to contractual targets for factors such as cost, quality, schedule, and performance.
   Fixed-Price Contracts. Fixed-price contracts are firm-fixed-price, fixed-price-incentive, or fixed-price-level-of-effort contracts. Under firm-fixed-price contracts, we agree to perform certain work for a fixed price and absorb any cost underruns or overruns. Fixed-price-incentive contracts are fixed-price contracts under which the final contract prices may be adjusted based on total final costs compared to total target cost, and may be affected by schedule and performance. Fixed-price-level-of-effort contracts allow for a fixed price per labor hour, subject to a contract cap. All fixed-price contracts present the inherent risk of unreimbursed cost overruns, which could have a material adverse effect on operating results, financial condition, or cash flows. The U.S. Government also regulates the accounting methods under which costs are allocated to U.S. Government contracts.
OUR U.S. GOVERNMENT CONTRACTS ARE SUBJECT TO TERMINATION.
We are subject to the risk that the U.S. Government may terminate its contracts with its suppliers, either for its convenience or in the event of a default by the contractor. If a cost-plus contract is terminated, the contractor is entitled to reimbursement of its approved costs. If the contractor would have incurred a loss had the entire contract been performed, then no profit is allowed by the U.S. Government. If the termination is for convenience, the contractor is also entitled to receive payment of a total fee proportionate to the percentage of the work completed under the contract. If a fixed-price contract is terminated, the contractor is entitled to receive payment for items delivered to and accepted by the U.S. Government. If the termination is for convenience, the contractor is also entitled to receive fair compensation for work performed plus the costs of settling and paying claims by terminated subcontractors, other settlement expenses, and a reasonable profit on the costs incurred or committed. If a contract termination is for default:

➢	the contractor is paid an amount agreed upon for completed and partially completed products and services accepted by the U.S. Government,

➢	the U.S. Government is not liable for the contractor’s costs for unaccepted items, and is entitled to repayment of any advance payments and progress payments related to the terminated portions of the contract, and

➢	the contractor may be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source.
WE ARE SUBJECT TO PROCUREMENT AND OTHER RELATED LAWS AND REGULATIONS, NON-COMPLIANCE WITH WHICH MAY EXPOSE US TO ADVERSE CONSEQUENCES.
   We are subject to extensive and complex U.S. Government procurement laws and regulations, along with ongoing U.S. Government audits and reviews of contract procurement, performance, and administration. We could suffer adverse consequences if we were to fail to comply, even inadvertently, with these laws and regulations or with laws governing the export of munitions and other controlled products and commodities; or commit a significant violation of any other federal law. These consequences could include contract termination; civil and criminal penalties; and, under certain circumstances, our suspension and debarment from future U.S. Government contracts for a period of time. In addition, foreign sales are subject to greater variability and risk than our domestic sales. Foreign sales subject us to numerous stringent U.S. and foreign laws and regulations, including regulations relating to import-export control, repatriation of earnings, exchange controls, the Foreign Corrupt Practices Act, and the anti-boycott provisions of the U.S. Export Administration Act. Failure to comply with these laws and regulations could result in material adverse consequences to us.
General Risks
IF WE CANNOT OBTAIN THE NECESSARY SECURITY CLEARANCES, WE MAY NOT BE ABLE TO PERFORM CLASSIFIED WORK FOR THE U.S. GOVERNMENT, AND OUR REVENUES MAY SUFFER.
Certain U.S. government contracts require our facilities and some of our employees to maintain security clearances. If we lose or are unable to obtain required security clearances, the client can terminate the contract or decide not to renew it upon its expiration. As a result, to the extent we cannot obtain the required security clearances for our employees working on a particular contract, we may not derive the revenue anticipated from the contract, which, if not replaced with revenue from other contracts, could seriously harm our operating results.
BECAUSE WE SELL SOME OF OUR PRODUCTS IN COUNTRIES OTHER THAN THE UNITED STATES, WE MAY BE SUBJECT TO POLITICAL, ECONOMIC, AND OTHER CONDITIONS THAT COULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND WHICH COULD ADVERSELY AFFECT OUR BUSINESS.
Sales to customers outside the U.S. are subject to the political, economic, and other conditions affecting countries or jurisdictions other than the U.S., including the Middle East, Europe, and Asia. Any interruption or curtailment of trade between the countries in which we operate and their present trading partners, change in exchange rates, a significant shift in trade policies or a significant downturn in the political, economic, or financial condition of these countries could cause demand for and sales of our products to decrease, cause disruption of our supply channels or otherwise disrupt our operations, cause our costs of doing business to increase, or subject us to increased regulation including future import and export restrictions, any of which could adversely affect our business.
WE MAY NEED TO RAISE ADDITIONAL CAPITAL ON TERMS UNFAVORABLE TO OUR STOCKHOLDERS.
Based on our current level of operations, we believe that our cash flow from operations, together with amounts we are able to borrow under our existing lines of credit, will be adequate to meet our anticipated operating, capital expenditure and debt service requirements for the foreseeable future. However, we do not have complete control over our future performance because it is subject to economic, political, financial, competitive, regulatory and other factors affecting the defense and security industries. Further, our acquisition strategy will likely require additional equity or debt financings. Such financings could also be required to support our traditional and recently required operating units. There is no assurance that we will be able to obtain such financings to fuel our growth strategy and support our existing businesses.
Facilities
     Valentec conducts all operations on leased premises. Valentec’s primary facility is leased from the State of Louisiana with a current term expiring in 2010 with renewal options available. Valentec pays approximately $38,386 per month in rent for its facilities, which include manufacturing, storage and warehouse space plus igloos and administrative buildings totaling approximately 200,000 square feet. These facilities have undergone renovations and modifications for Valentec’s specialized operations, and Valentec believes these facilities are adequate for its current and future needs.
Investment Policies
     Our current policy is to acquire assets primarily for income purposes, although we may in the future determine to make investments for purposes of seeking capital gains. Currently, there are no policy limitations on the nature of investments that we may make or the percentage of our assets, which may be invested in any one investment or type of investment. We may change our policy regarding investments, from time to time, without approval of our stockholders.
MANAGEMENT
Directors, Executive Officers, Consultants and Control Persons

Name	Age	Position
Avraham Gilat	56	Director

Robert A. Zummo	64	Director, President and Chief Executive Officer

Stephen J. Shows	63	Vice President of Operations and General Manager
AVRAHAM GILAT has served as the Chairman of several companies in the munitions industry, including Chairman of Soltam Systems, which manufactures defense products from 1998 to present. He has also served as a Director of Mikal Ltd., a holding company, from 1993 to present. In 2002, while retaining these responsibilities, Mr. Gilat was also Chairman of ITL Optronics (which is also a publicly traded company), which manufactures night vision equipment. He has a BA in Economics from Tel Aviv University and an MBA from New York University in Marketing and Finance.
ROBERT A. ZUMMO has been the Chairman and Chief Executive Officer of Valentec Systems Inc. from October 2000 to present. He has previously been on the Executive and Compensation Committees.
STEPHEN J. SHOWS has been the Vice President of Operations and General Manager of Valentec since 1998. Previously, Mr. Shows was General Manager for Thiokol Corporation at the Louisiana Army Ammunition Plant and Longhorn Army Ammunition Plant.

EXECUTIVE COMPENSATION
     The following Summary Compensation Table and the accompanying notes set forth below provide summary information for each of the last three fiscal years of Valentec, concerning cash and non-cash compensation earned, paid, or accrued by its Chief Executive Officer and each of its most highly compensated executive officers or consultants whose total compensation exceeded $100,000, none of whom has received any form of equity compensation from Valentec in years 2002, 2003, or 2004.
Summary Compensation Table

	Annual Compensation				Restricted	Underlying
				Other Annual	Stock	Options/	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Awards(s)	SAR’s	Payouts	Compensation
Principal	Year	($)	($)	($)	($)	(#)	($)	($) (2)
Position			(1)
Robert Zummo	2004	334,113	—	$—	$—	—	$—	—
Director, President	2003	334,113	—	—	—	—	—	—
and Chief Executive Officer	2002	334,113	—	—	—	—	—	—
Stephen J. Shows	2004	147,022	12,500	—	—	—	—	—
Vice President/ Operations	2003	140,007	—	—	—	—	—	—
and General Manager	2002	117,867	—	—	—	—	—	—
Mr. Shows and Valentec entered into an employment agreement on July 1, 2003; pursuant to which, Valentec agrees to pay Mr. Shows a base salary at the annual rate of $150,000. In addition, Mr. Shows is eligible for a bonus payable at, and in an amount to be determined by, Valentec’s Chairman. He is also entitled to benefits provided to other members of Valentec’s senior management. In the event Mr. Shows is terminated for reasons other than: conviction of a felony; any act involving moral turpitude; commission of a misdemeanor where imprisonment is imposed; commission of any act of theft, fraud, dishonesty or falsification of any employment or company records; improper disclosure of confidential or proprietary information; actions detrimental to Valentec’s reputation or business; failure to perform reasonable duties; breach of his employment agreement; a course of conduct amounting to gross incompetence; chronic and unexcused absenteeism; unlawful appropriation of a corporate opportunity; or misconduct in connection with the performance of duties, then Mr. Shows is entitled to a severance payment equal to 52 weeks of his base salary. If Mr. Shows terminates his employment due to a change of ownership of Valentec or a change in location of his employment, he will be entitled to full compensation including benefits for the remainder of the term of his employment agreement. In addition, Mr. Shows is subject to confidentiality provisions. This agreement terminates on December 31, 2006.

DIRECTOR COMPENSATION
Each Director receives $250 per meeting plus travel expenses. Compensation subject to change as new Directors are added to the Board.
RELATED PARTY TRANSACTIONS
     Valentec regularly engages in business with Soltam and VIL. Avraham Gilat, director of Valentec and the Company, is the chair of Soltam and an indirect equity owner of Soltam Systems. VIL is controlled by directors Avraham Gilat and Robert A. Zummo and is owned by Mr. Zummo and Soltam.
     Valentec is currently fulfilling orders from Soltam to provide 120mm Weapon Mortar Systems as well as 60mm, 81mm, and 120mm ammunition to the Israeli Defense Forces.
     Valentec is currently fulfilling a contract received on assignment from Valentec International, Limited, UK, to provide 40mm illuminating munitions for the Kingdom of Saudi Arabia. In addition, Valentec is currently negotiating with VIL regarding the possible acquisition of VIL by Valentec for approximately $6,000,000.
     Valentec has a line of credit that has been guaranteed by Mr. Zummo and by Soltam. Mr. Zummo has used personal property to guarantee $1,000,000 of the Line of Credit at Bank One and Soltam Systems has put up a $1,000,000 Letter of Credit to use as collateral on the additional $1,000,000 Line of Credit at Bank One. Soltam has also put up a $500,000 Letter of Credit to guarantee a note at Bank Leumi in New York for a $500,000 Line of Credit. For a total Credit Line of $2,500,000.
     Valentec obtained loans from Soltam Systems and Robert Zummo. The loans to the company were made in the amount of $400,000 each and were used for working capital in 2001. The balance due as of September 30, 2005 for each loan is $266,637 respectively.
LEGAL PROCEEDINGS
1.	Prior to the expiration of the facilities management agreement with the Louisiana National Guard, certain employees involved in plant security duty were members of the I.G.U.A. Local 81. With the expiration of the agreement and the resulting loss of employment, these employees filed a union membership grievance (Dec. 28, 2004) with the Company, which has been turned over to the American Arbitration Association. The company feels the claim is without merit and any ruling by the American Arbitration Association would have minimum impact on earnings.

2.	Pursuant to a 1994 environmental class action settlement, Valentec Dayron Corporation (currently Valentec Systems) along with Boise Cascade Corporation, Dictaphone Corporation, Harris Corporation, Martin Marietta Corporation, Medalist Industries, Inc and Rockwell International, Inc (herein Members) signed the Woodco Site Custody Account Agreement, dated October 5, 1994 as amended January 28, 2005 which established the “Woodco Site Custody Account” for the purposes of disbursing funds necessary to satisfy the obligations of the Members. Valentec’s current obligation is $3,474 per year for ten years from the date of the Amendment above.

3.	The company, in the normal course of business has filed and may again file claims against vendors, which historically have been settled out of court. Currently, claims against vendors have no material impact on the operation or the earnings of the company.

4.	There is no other litigation or outstanding claims by or against the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired.
Included in this filing are the following financial statements of Valentec Systems, Inc.:
     (i) The audited financial statements of Valentec Systems, Inc. for its fiscal years ended December 31, 2004 and 2003; and
     (ii) The un-audited consolidated financial statements of Valentec Systems, Inc. for the nine-month period ended September 30, 2005 and September 20, 2004.
(b) Pro Forma Financial Information
     (i) The un-audited consolidated pro forma financial statements of Acorn Holding Corp. and Valentec Systems, Inc. for the nine month period ended September 30, 2005; and
     (ii) The un-audited pro forma statement of operations of Acorn Holding Corp. and Valentec Systems, Inc. for the fiscal year ended December 31, 2004.
     The un-audited pro forma financial statements presented herein are for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable, and should be read in conjunction with the historical financial statements of Acorn Holding Corp. and Valentec Systems, Inc. The un-audited pro forma information is not necessarily indicative of the future financial position or operating results of the combined company.
(c) Exhibits

Exhibit
Number	Description
3.1	Certificate of Incorporation of Valentec Systems, Inc.

3.2	Bylaws of Valentec Systems, Inc.

10.1	Award/Contract DAAA09-03-C-0029, dated April 29, 2003, by and between HQAFSC (US Army) and Valentec Systems, Inc.

10.2	Amendment of Solicitation/Modification of Contract No. DAAA09-03-C-0029, dated October 27, 2004 by and between HQAFSC (US Army) and Valentec Systems, Inc.

10.3	Contract No. KESHET 002, dated February 10, 2004, by and between Soltam Systems Ltd. and Valentec Systems, Inc.

10.4	Ammunition Multi Year Program – Contract No. 1003, dated October 22, 2004, by and between Soltam Systems Ltd. and Valentec Systems, Inc.

10.5	Award/Contract No. W52P1J-05-C-0015, dated February 3, 2005, by and between HQAFSC (US Army) and Valentec Systems, Inc.

10.6	Award/Contract No. W52P1J-05-C-0024, dated April 18, 2005, by and between HQAFSC (US Army) and Valentec Systems, Inc.

10.7	Amendment of Solicitation/Modification of Contract No. W52P1J-05-C-0024, dated July 15, 2005, by and between HQAFSC (US Army) and Valentec Systems, Inc.

Exhibit
Number	Description
10.8	Award/Contract No. W52P1J-04-C-0103, dated October 27, 2004, by and between HQAFSC (US Army) and Valentec Systems, Inc.

10.9	Amendment of Solicitation/Modification of Contract No. W52P1J-04-C-0103, dated July 11, 2005, by and between HQAFSC (US Army) and Valentec Systems, Inc.

10.10	Master Factoring Agreement, dated September 1, 2005, by and among Acorn Holding Corp., Valentec Systems, Inc. and Rockland Credit Finance LLC Master Factoring Agreement dated September 1, 2005 (incorporated by reference as Exhibit 10.1 to our Report on Form 8-K filed on September 9, 2005)

10.11	Addendum No. 1 to Master Factoring Agreement, dated September 1, 2005, by and among Acorn Holding Corp., Valentec Systems, Inc. and Rockland Credit Finance LLC Addendum No. 1 to the Master Factoring Agreement dated September 1, 2005 (incorporated by reference as Exhibit 10.2 to our Report on Form 8-K filed on September 9, 2005)

10.12	Instrument of Assignment, dated August 23, 2005 by and between Rockland Credit Finance LLC and Valentec Systems Inc. (assigning all rights and interests to payments from Contract No. DAAA09-03-C-0029, by and between HQAFSC (US Army) and Valentec Systems Inc.)

10.13	Promissory Note, dated November 17, 2003, issued by Valentec Systems, Inc. to Bank Leumi USA

10.14	Revolving Credit Promissory Note, dated September 1, 2005, issued by Acorn Holding Corp. and Valentec Systems, Inc. in favor of Rockland Credit Finance LLC Revolving Credit Promissory Note dated September 1,2005 (incorporated by reference as Exhibit 10.3 to our Report on Form 8-K filed on September 9, 2005)

10.15	Facility Use Agreement, dated January 1, 2005 by and between Louisiana Military Department and Valentec Systems, Inc.

10.16	Professional Services, Independent Contractor Agreement, dated May 1, 2001, by and between Soltam Systems, Inc. and Valentec Systems, Inc.

10.17	Employment Agreement, dated July 1, 2003, by and between Stephen J. Shows and Valentec Systems, Inc.

99.1	Financial Statements listed in Item 9.01(a) above.

99.2	Pro Forma Financial Statements listed in Item 9.01(b) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 14, 2005	ACORN HOLDING CORP.
	By:	/s/ Robert Zummo
Robert Zummo
Chief Executive Officer